Exhibit 99.1

Adaptimmune Announces Appointment of Tal Zaks to Board of Directors

PHILADELPHIA, Pa. and OXFORD, United Kingdom, November 8, 2016 – Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in T-cell therapy to treat cancer, today announced the appointment of Tal Zaks, M.D., Ph.D., to its Board of Directors as an independent Non-Executive Director effective from November 14, 2016. Dr. Zaks will also serve as a member of the Remuneration Committee.

“We are very pleased that such a high caliber individual as Tal Zaks is joining our Board of Directors,” said Dr. Jonathan Knowles, Adaptimmune’s Chairman. “He brings extensive research and development and commercialization experience to augment our existing Board members’ expertise and support the advancement of our clinical programs.”

“I am honored to join Adaptimmune,” commented Dr. Zaks. “I am impressed by the Company’s achievements, which include trials of its SPEAR T-cell therapies across multiple cancers allied to substantial research expertise and a prestigious network of partners. I look forward to working with the team as we translate our science and technology into effective therapies for cancer patients.”

Tal Zaks, M.D., Ph.D. has served as the Chief Medical Officer of Moderna Therapeutics, Inc. since March 2015. He previously served as Senior Vice President and Head of Global Oncology at Sanofi Inc, where he was responsible for all aspects of oncology drug discovery, development and commercialization. Dr. Zaks began his industry career at GlaxoSmithKline in the genetics research group, where he built the oncology translational medicine team and led translational research on lapatinib as well as the in-licensing and clinical development of foretinib. In addition to his industry work, Dr. Zaks is an Adjunct Associate Professor of Medicine at the University of Pennsylvania and has served as a volunteer physician at the Philadelphia Veterans Administration Medical Center, treating patients with genitourinary cancers. Dr. Zaks received his M.D. and Ph.D. degrees from the Ben Gurion University in Israel and conducted post-doctoral research at the U.S. National Institutes of Health. He completed his clinical training in internal medicine at Temple University Hospital followed by a fellowship in medical oncology at the University of Pennsylvania.

About Adaptimmune

Adaptimmune is a clinical stage biopharmaceutical company focused on novel cancer immunotherapy products based on its SPEAR™ (Specific Peptide Enhanced Affinity Receptor) T-cell platform. Established in 2008, the Company aims to utilize the body’s own machinery - the T-cell - to target and destroy cancer cells by using engineered, increased affinity TCRs as a means of strengthening natural patient T-cell responses. Adaptimmune’s lead program is a SPEAR T-cell therapy targeting the NY-ESO cancer antigen. Its NY-ESO SPEAR T-cell therapy has demonstrated signs of efficacy and tolerability in Phase 1/2 trials in solid tumors and in hematologic cancer types, including synovial sarcoma and multiple myeloma. Adaptimmune has a strategic collaboration and licensing agreement with GlaxoSmithKline for the development and commercialization of the NY-ESO TCR program. In addition, Adaptimmune has a number of proprietary programs. These include SPEAR T-cell therapies targeting the MAGE-A10 and AFP cancer antigens, which both have open INDs, and a further SPEAR T-cell therapy targeting the MAGE-A4 cancer antigen that is in pre-clinical phase with IND acceptance targeted for 2017. The Company has identified over 30 intracellular target peptides preferentially expressed in cancer cells and is currently progressing 12 through unpartnered research programs. Adaptimmune has over 250 employees and is located in Oxfordshire, U.K. and Philadelphia, USA. For more information: http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 8, 2016, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts

Investor Relations

Will Roberts

T:  (215) 825-9306

E: will.roberts@adaptimmune.com

Juli Miller, Ph.D.

T: (215) 825-9310

E: juli.miller@adaptimmune.com

Media Relations

Margaret Henry

T: +44 (0)1235 430036

Mobile: +44 (0)7710 304249

E: margaret.henry@adaptimmune.com